1st Internet Group                       1
                       Year 2000 Plan

TABLE OF CONTENTS

I.        Introduction
II.       Assessment
              a.       Electronic Systems
              b.       External Vendors
III.      Testing
IV.       Action Plan
V.        Documentation
VI.       Contingency Plan
VII.      Conclusion




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                     1st Internet Group                       2
                       Year 2000 Plan

     I.    Introduction

     1st Internet Group is aware of the computer problem facing businesses worldwide. Recognizing how reliant we are on technology to provide services and data, we want to be best prepared to handle this critical issue. In our analysis of the Y2K issue, we are implementing tests on all of our mission critical hardware and software as well as requiring Y2K disclosure statements from any vendor we do business with.

     1st Internet Group employs 5 registered representatives and does business exclusively through our clearing firm, US Clearing.

     Joe Hofeditz is the MIS Director for 1st Internet Group. He is responsible for Year 2000 assessment and compliance. Aimee
Shank also has performed extensive research to ensure our business systems and vendors are compliant as well.

II. Assessment

     Internal and external testing has been performed to ensure that are systems will function in the 21st century. Because most of our computer systems have been upgraded or replaced in the last 4 years, the effect of non-compliant hardware and software has found to be minimal.

     Assessment and testing/repair was performed on August 23, 1999. All non-compliant systems are scheduled to be repaired or replaced before October 30, 1999. Page 3-4 is an inventory of internal systems and their compliance status.


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                     1st Internet Group                       3
                       Year 2000 Plan


                Year 2000 Compliance Inventory
              Testing completed August 23, 19999


Item/Service       Manufacturer    Method     Compliant?  Mission Critical?
----------------   -------------   ---------  --------   ------------------

Connectivity
============

Web site hosting   Verio (Flinet)  statement   YES       Mission Critical
WebRamp ISDN       Ramp Networks   statement   YES       Mission Critical
ADP market system  ADP             statement   YES       Mission Critical
Clearing Firm      US Clearing     statement   YES       Mission Critical
BackOffice Data    Bridge Systems  statement   YES       Mission Critical
Merlin Legend
  Phone System     Lucent          statement   YES       Mission Critical
Local Telephone
  Service          BellSouth       statement   YES       Mission Critical


PC Software
===========

Maximizer97
  contact software Maximizer       statement   YES
Office 2000
  Small Business   Microsoft       statement   YES
Office 2000
  Professional     Microsoft       statement   YES
NT Small Business
  Server           Microsoft       statement   YES       Mission Critical
                                   / testing
Windows 98 SP-1    Microsoft       statement   YES       Mission Critical
                                   / testing
Windows 95 OSR1    Microsoft       statement   YES       Mission Critical
                                   / testing
Windows 95 OSR2.5  Microsoft       statement   YES       Mission Critical
                                   / testing
Peachtree
  Accounting       Peachtree       statement   YES


PC Hardware
===========


User PC's          Various         testing     YES       Mission Critical
BackUPS            APC             statement   YES       Mission Critical
Hubs               3com            statement   YES       Mission Critical



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                     1st Internet Group                       4
                       Year 2000 Plan


                Year 2000 Compliance Inventory
              Testing completed August 23, 19999


Item/Service       Manufacturer    Method     Compliant?  Mission Critical?
----------------   -------------   ---------  --------   ------------------

External Vendors
================

First Union Bank    First Union      statement     YES
Union Planters      Union Planters   statement     YES
Electric Service    FPL              statement     YES
Equitable Life      USG Annuity      statement     YES
Zurich Kemper       Zurich Kemper    statement     YES
Insurance Provider  Lincoln Benefit  statement     YES
Pioneer Group       The Pioneer
                      Group          statement     YES
Illinois Mutual
  Life Insurance    Illinois Mutual  statement     YES
Fortis Life
  Insurance         Fortis Inc       statement     YES
Jackson Life
  Insurance         Jackson National statement     YES
Keyport Life
  Insurance         Keyport          statement     YES


Office Electronic Equipment
===========================

Fax machine         HP Fax 700 &
                    920              statement     NO but works
Copy machine        HP OfficeJet
                    1150C            statement     YES
HP printers         HP LJ 5P,
                    LJ4, LJ3         statement     YES
Time clocks         Widmer, Latham   Statement     YES


All of the above listed non-IT systems have been verified in statements by their respective manufacturer's to be either Year 2000 Ready or functionary regardless of date.

For both IT and non-IT systems, we have completed our testing for Year 2000 compliance which entails that there are no remaining phases or testing procedures.


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                     1st Internet Group                       5
                       Year 2000 Plan



     III. Testing

     Our internal systems have been tested and all mission critical systems are Y2K compliant. For the hardware testing, Parsons Technology's Year 2000 Detect and Correct testing software was used. This software package tests the BIOS, RTC, and OS clocks for date issues. The software passed all of our desktop computers with a few minor software corrections to correct the BIOS rollover clock. To ensure accurate testing, each desktop machine was also verified with the Accute Y2K Super Test. For software, patches were installed for Windows 95, 98, and NT Server to ensure compliance. An Excel spreadsheet patch was installed to protect data from corruption and all other critical software has been confirmed Y2K ready from the respective vendors.

     Externally, we have received a letter of compliance from each of our 3rd party vendors, our insurance carriers, market data providers, and suppliers.

     The companies who provide electronic data for trades and market orders (US Clearing, ADP, Bridge) have performed conclusive testing to ensure that the systems used to connect to the market are Y2K ready.

     Page 6 is the result of 1st Discount's computer systems hardware testing.

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                     1st Internet Group                       6
                       Year 2000 Plan


            1st Internet Group Y2K PC Evaluation
                   August 16-23, 1999


Users               Windows          Parsons           AccuTest
-----------       -----------       ----------       ----------


Chip              Win95, patched    BIOS patch       passed
John              Win98, patched    passed           passed
Liz               Win98, patched    passed           passed
Sandra            Win95, patched    BIOS patch       passed
Autumn            Win95, patched    BIOS patch       passed
Fish              Win95, patched    passed           passed
Pete              Win98, patched    passed           passed
Evelyn            Win95, patched    BIOS patch       passed
Dayli             Win95, patched    BIOS patch       passed
Graham            Win95, patched    BIOS patch       passed
Aimee             Win95, patched    BIOS patch       passed
Jason             Win95, patched    BIOS patch       passed
Aileen            Win95, patched    BIOS patch       passed
Rusty             Win98, patched    BIOS patch       passed
Joe               Win98, patched    passed           passed
web_server        Win98, patched    passed           passed
Olga              Win98, patched    passed           passed

ADP Server:
Compliance certified by ADP, Bridge, & US Clearing
NT BackOffice Small Business Server 4.5
Compliance statement from Microsoft, SBS patched to SP5
ETS Predictive Dialer
Being tested and made compliant by external service agent
ETS Dialing System compliance scheduled to be completed by September 30, 1999



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                     1st Internet Group                       7
                       Year 2000 Plan

IV. Action Plan

* 1st Internet Group will identify and inventory all electronic equipment
* 1st Internet Group will assess all identified items for Y2K flaws
* Mission Critical systems including hardware and software will be tested and evaluated
* A strategy will be implemented to test, repair or replace all affected systems
* Y2K compliance documentation will be created as mandated by the NASD
* Management will review notices from the NASD to keep updated on Y2K regulations
* Contingency plans will be put into place to protect the business and its clients
* The firm will set aside $10,000 to handle any unforeseen circumstances that could be caused by Y2K glitches.

V. Documentation

Documentation of the Y2K status of mission critical and non-mission critical systems has been obtained and cataloged. Y2K compliance statements from 3rd party vendors have also been collected and cataloged.

VI. Contingency Plan

1. Objective of the plan

To allow staff of, The Company, to continue to serve clients without interruption and to do there jobs and schedule their time with minimal disruption in the event of a loss of access to any system.

2. Criteria for invoking the plan

The technical coordinator (TC) for the firm will make a determination that:

     a. there are serious problems threatening the integrity of the system
     b.  the problems are unlikely to be resolved within two days
     c. the problems currently affect or likely will affect a majority of users
     d.  data is or likely will be corrupted

3. Expected life of the plan

From three days to several weeks, depending upon the nature and availability of remedies.

4. Roles, responsibilities, and authority

The TC is responsible for backing up the system on the last day used in 1999, monitoring the system closely in January and February of 2000, and quickly communicating any problems and recommendations to the Designated Principal (DP) or his/her designee. The DP is responsible for making any system availability or monetary decisions, communicating with staff, and monitoring the efforts to repair

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                     1st Internet Group                       8
                       Year 2000 Plan


the system. Users will be responsible for printing paper copies of their calendars before leaving in December.

5. Procedures for invoking contingency mode

The TC on-site will recommend to the DP that the contingency plan be implemented. The DP may designate a communications person who will be responsible for informing staff of the action plan, and providing the technical staff to respond to user questions related to the problem. While attempting to rectify any problems, the TC will keep the DP and communications person informed relative to the status. Decisions with cost or service implications will be referred to the DP.

6. Procedures for operating in contingency mode

Each user will be responsible for printing their calendar on their last workday in 1999 for contingency use. In the event that the contingency plan is invoked, each user is responsible for maintaining their meeting schedule manually. Should the contingency last over one week, a temporary worker may be hired to answer phone calls related to scheduling, if needed.

7. Resource plan for operating in contingency mode

The technical staff will reduce work on projects with fewer priorities to free-up resources. Administrative and budget personnel will review alternatives if funding is needed for additional staff, hardware, or software.

8. Criteria for returning to normal operating mode

The technical staff will test the system and make a determination that the system is ready for use and recommend to the administrative person that an announcement be made.

9. Procedures for returning to normal operating mode

A specific time will be designated for the system to return. Technical personnel will attempt to recover data and work with the communications person about what information users need. Communications person will inform users and field questions.

10. Procedures for recovering lost or damaged data

Systems personnel will attempt to recover the data from the last backup. After they are informed that the system is stable, users will be responsible for making any needed changes to their data by adding new meetings or transaction information.

11. Estimated cost of the plan

Assuming that the problem is vendor-supported software related and that temporary personnel are not needed to either fix the system or assist in the manual scheduling of meetings, the incremental cost beyond current staff time will be immaterial.

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                     1st Internet Group                       9
                       Year 2000 Plan


12. Post contingency plan The communications person will update staff on any problems incurred in returning to normal operating mode and ask staff to return to the normal procedures for assistance with system problems.

As details regarding preparedness become available for both
Internal and External systems, The Company will determine where potential problems might exist. A list of potential alternatives will be complied that provide similar services.

In case there is an interruption to service due to a Year 2000 problem, The Company will execute the following contingency plan. Management's strategy is to either go to a manual system in the short-term, or to outsource the tasks to a Year 2000 compliant alternative. Current systems will be backed-up to maintain the integrity of automated files.

Account Documentation

Backups of all electronic systems will be made and kept at a secure location. In the event that electronic systems fail due to the Year 2000 Problem, account documentation will be recorded manually and the records kept on site.

Blotters

In the event that electronic systems fail due to the Year 2000 Problem, the firm will complete Purchases and Sales Blotters, Receipt and Delivery of Securities Blotters and Checks Received and Delivered Blotters manually or using spreadsheet programs.

Clearing Firm Systems

In the event that electronic systems fail due to the Year 2000
Problem, the firm will complete all Clearing documentation manually and send to the clearing firm by fax, or overnight service or standard mail.

Accounting and Financial Reporting

In the event that electronic filing systems fail due to the Year 2000 Problem, the general ledger, check register, trial balance and other transactions related to the firms assets and liabilities and its income and expense and capital accounts will be kept manually in order to prepare financial statements showing the firms financial condition. An alternative method of filing will be used, such as manual calculation of Net Capital Requirements and Focus, and then faxed to district examiner, or an alternative third party vendor will be contacted to prepare financial reports.

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                     1st Internet Group                       10
                       Year 2000 Plan


Electronic Complaint System

In the event that electronic filing systems fail due to the Year 2000 Problem, the Customer Complaints will be transmitted via a third party vendor. If a third party vendor is unavailable the complaints will be completed manually, and transmitted by fax, overnight, or standard mail.

ALL MISSION CRITICAL SYSTEMS AND VENDORS HAVE BEEN TESTED AND ARE
TO THE BEST OF OUR KNOWLEDGE Y2K COMPLIANT.  HOWEVER, IN THE
EVENT THAT A MISSION CRITICAL SYSTEM AND/OR VENDOR SUFFERS A Y2K
PROBLEM THE FOLLOWING PROCEDURES WILL BE FOLLOWED UNTIL A
SUPERIOR ALTERNATIVE ARISES OR THE PROBLEM IS CORRECTED.

Clearing Firm:
All information has indicated that Fleet Securities is and will be Y2K compliant. In the event Fleet Securities has Y2K difficulties at its main location they have set up backup facilities in alternate locations that should enable the Company to operate with minimal interruption. However, in the event Fleet Securities and is back up system are both inoperable is unable to operate the Company will notify the NASD and SEC and proceed as advised. If Fleet Securities is unable to get operational, the Company will use another clearing firm.

Electric Companies:
The Company will re-direct operations to another branch office which is not suffering from electric problems. Additional personnel will be allocated to the operational location if necessary.


Telephone Companies:
The Company will re-direct operations to another branch office which has operational telephones. Additionally, cellular telephones will be made available for use. Additional personnel will be allocated to the operational location if necessary.

Internal Telephone Systems:
The Company will forward calls to cellular telephones in conjunction with bypassing the telephone system by using standard dedicated telephone lines.

Office-Physical Infrastructure:
The employees will use the stairs in case of elevator failure.
If a branch or the main office is uninhabitable the Company will re-direct operations to and additional personel (if required) to another office which is operational.

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                     1st Internet Group                       11
                       Year 2000 Plan


VII. Conclusion

     Based on the information found in this plan, 1st Internet Group is confident that it is adequately prepared to handle the Y2K problem on January 1, 2000 and following. In case of any failures, the firm will notify the NASD. The firm expects to remain in full NASD compliance and meet all NASD filing regulations.